EXHIBIT 10.12

                 AGREEMENT TO TERMINATE AND VOID SHARE EXCHANGE
                      AGREEMENTS AND EMPLOYMENT AGREEMENTS

     THIS AGREEMENT made December 6, 2005 (the "Termination Agreement"), hereby terminates, voids and nullifies those certain SHARE EXCHANGE AGREEMENTS dated on or about March 31, 2005 (the "Share Exchange Agreements"), by and among Medical Makeover Corporation of America (hereinafter referred to as "MMA"), Medical Makeover of Aventura, Inc. (hereinafter referred to as "Aventura"), R & I Salon, Inc. d/b/a En Vogue International Salon (hereinafter referred to as "Envogue"), Ronny Cohen ("Cohen") and Ilan Broides ("Broides"); and those certain EMPLOYMENT AGREEMENTS executed in connection therewith (the "Employment Agreements" and together with the Share Exchange Agreements, the "MMA Agreements").

     Whereas, MMA, Aventura, Cohen, Broides and Envogue are parties to the Agreements.

     Whereas, MMA, Aventura, Cohen, Broides and Envogue desire to terminate, cancel, void and nullify the Agreements.

     Therefore, It is hereby agreed that the MMA Agreements shall be terminated, canceled, nullified and voided ab initio, as of the effective date of the Share Exchange Agreements. In connection therewith, the parties agree as follows:

1. MMA shall deliver to Broides and Cohen all the stock in Envogue that was to be acquired by MMA pursuant to the Agreements, together with executed stock powers and instruments of transfer. After delivery, neither MMA nor Aventura shall have any claim to or right, title or interest in, to or of Envogue or any of its assets or properties.

2. Broides and Cohen shall deliver to MMA all the MMA stock they were to receive pursuant to the Agreements, together with executed stock powers and instruments of transfer. Further, they shall deliver the Dell computer to MMA (the receipt of which is hereby acknowledged by the execution hereof by MMA). After delivery, neither Broides nor Cohen shall have any claim to or right, title or interest in, to or of MMA or any of its assets or properties.

3. Each of the parties to this Termination Agreement hereby forever waives, releases, forgives and discharges each of the other parties hereto from any loss, liability, damages or injury of any kind whatsoever from the beginning of time to the date hereof.

4. The MMA Agreements, and each of them, are hereb declared null and void ab initio, as of the effective date of the Share Exchange Agreements and of no further force or effect. There shall be no continuing obligations under any of such MMA Agreements. No party owes any other party anything as a result of any provision in any of those MMA Agreements.



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         IN WITNESS WHEREOF, the parties have signed this Termination Agreement as of the first date written above.

                          En Vogue International Salon


                  By:   /s/Ronny Cohen
                        ---------------------
                        Ronny Cohen, President

                        /s/Ronny Cohen
                        ---------------------
                        Ronny Cohen

                        /s/Ilan Broides
                        ---------------------
                        Ilan Broides


                       Medical Makeover of Aventura, Inc.

                                                     Attest:


         By: /s/ Randy Baker                        /s/ Stephen Durland
            -----------------------                ----------------------------
            Randy Baker, President                 Stephen Durland, Dirctor



         Medical Makeover of America, Inc.

                                                      Attest:


          By: /s/ Randy Baker                        /s/ Stephen Durland
            -----------------------                ----------------------------
            Randy Baker, President                 Stephen Durland, Dirctor







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